EXHIBIT 5.1

Troy & Gould Professional Corporation
1801 Century Park East, 16th Floor
Los Angeles, California 90067

April 25, 2006

Interactive Television Networks, Inc.
2010 Main Street, Suite 500
Irvine, California 92614

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Interactive Television Networks, Inc., a Nevada corporation (the "Company"), of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the "Prospectus"), covering the offering for resale of up to 4,727,733 shares (the "Shares") of common stock of the Company, par value $0.001 per share (the "Common Stock"), comprised of 3,333,333 shares of Common Stock (the “Preferred Conversion Shares”) that are issuable upon the conversion of 3,333,333 currently outstanding shares of our Series A Convertible Preferred Stock (the “Series A Preferred”), 500,000 shares of Common Stock issuable upon the conversion of the currently outstanding 16% Secured Convertible Debenture, 794,400 shares (the "Warrant Shares") of Common Stock issuable upon exercise of certain outstanding warrants (the "Warrants"), and up to 100,000 shares of Common Stock issuable in the future upon the conversion of additional 16% Secured Convertible Debentures (assuming the Company properly issues such additional debentures as payment for its interest obligations under the 16% Secured Convertible Debentures). The currently outstanding 16% Secured Convertible Debenture, and any additional debentures issued by the Company in the future as payment for interest under the 16% Secured Convertible Debenture, are herein collectively referred to as the “Debentures,” and all shares issued upon the conversion of the Debentures are herein referred to as the “Debenture Shares.”

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company's Articles of Incorporation, the Company's Certificate of Amendment of Articles of Incorporation, the Company's Bylaws, the Company’s Certificate Of Designation Of Preferences And Rights Of Series A Convertible Preferred Stock, the forms of the Debenture and Warrants, and originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

We neither express nor imply any opinion as to the laws of any other jurisdiction other than the internal laws of the State of California and the State of Nevada, and we assume no responsibility with respect to the application or effect of the laws of any other jurisdiction.

This opinion is provided in connection with the transactions contemplated by the Registration Statement and may not be used or relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of the matter set forth below, and no opinion may be implied or inferred beyond that expressly stated.

Based upon the foregoing, and in reliance thereon, we are of the opinion that: (i) the Preferred Conversion Shares, when issued upon the conversion of the Series A Preferred in accordance with the terms of the Series A Preferred, will be validly issued, fully paid and nonassessable, (ii) the Debenture Shares, when issued upon the conversion of the Debentures in accordance with the terms of the Debentures, will be validly issued, fully paid and nonassessable, and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Troy & Gould Professional Corporation